Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, SVP, Treasurer & CFO                        Investor Relations:
BlueLinx Holdings Inc.                                Caroline Lowden, Director Finance
(770) 953-7000                                    (770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
- Adjusted EBITDA of $11.1 Million Best Since 2008 -
- Excess Availability of $88 million -

ATLANTA - November 6, 2014 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal third quarter ended October 4, 2014.

Third Quarter Financial Highlights

•	Same Center Sales of $549.8 million up $14.3 million, or 3%, compared to fiscal third quarter 2013

•	Gross Profit of $64.6 million, up 3% from $62.5 million in fiscal third quarter 2013

•	Gross Margin of 11.7% of sales, up 50 basis points from 11.2% in fiscal third quarter 2013

•	Adjusted EBITDA of $11.1 million, compared to $7.2 million in fiscal third quarter 2013

•	Excess availability of $88 million as of October 4, 2014

“We are pleased to report fiscal third quarter 2014 Adjusted EBITDA of $11.1 million. These results continue our positive year over year trend since our first quarter and reflect continued momentum in executing our initiatives. Adjusted EBITDA of $11.1 million represents an improvement of approximately $3.9 million from the fiscal third quarter of 2013, while our same center sales improved by 3%.” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “As previously announced in August, the company extended our $20 million loan component of the U.S. revolving credit facility through June 2015.  We ended the third quarter with excess availability of $88 million, and our year to date cash used by operations improved $17.4 million over the fiscal nine months ended 2013.  We continue to closely manage our business to enhance our liquidity position.”

Third Quarter 2014 Financial Results Compared to Prior Year Period
Revenues for the fiscal third quarter ended October 4, 2014, decreased by $8.1 million, or 1%, to $549.8 million compared to $557.9 million in the fiscal third quarter ended September 28, 2013. Same center revenues for the fiscal third quarter 2014 grew by 3% compared to the year ago period of $535.5 million. Overall, same center revenues were up for the quarter due to unit volume growth in the specialty business as well as higher pricing in plywood and lumber categories.

Gross profit in the fiscal third quarter 2014 was $64.6 million, up $2.1 million, or 3%, compared to the fiscal third quarter 2013. Gross profit on a same center basis for the fiscal third quarter 2014 increased by $2.9 million, or 5%, compared to the fiscal third quarter of 2013. Gross margin increased 50 basis points in fiscal third quarter 2014, to 11.7% from 11.2% in the fiscal third quarter of 2013.

The Company recorded an improvement of $2.3 million to a net loss of $0.9 million, $(0.01) per diluted share, in the fiscal third quarter 2014 compared to the net loss of $3.2 million, $(0.04) per diluted share, in the prior year period.

Adjusted EBITDA for the fiscal third quarter 2014 improved to $11.1 million from an Adjusted EBITDA of $7.2 million for the same period a year ago. Adjusted EBITDA for the fiscal third quarter and fiscal nine months ended 2014 and 2013, are shown in the following table:

BlueLinx Holdings Inc.
Unaudited reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA (in thousands) (1)
	Fiscal Q3 2014	Fiscal Q3 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
GAAP net income (loss)	$(0.9)	$(3.2)	$(6.2)	$(38.2)
Adjustments:
Depreciation and amortization	2.4	2.1	7.2	6.5
Interest expense	6.8	6.9	20.1	21.0
Provision for (benefit from) income taxes	(0.1)	(0.6)	(0.1)	(0.7)
Loss from closed distribution centers	—	1.9	—	3.7
Gain from the sale of properties	—	(3.7)	(5.3)	(3.9)
Share-based compensation expense, excluding restructuring	0.5	1.0	1.8	2.9
Restructuring, severance, debt fees, and other	2.4	2.8	5.2	11.0
Adjusted EBITDA same center	$11.1	$7.2	$22.7	$2.3

(1) Immaterial rounding adjustments and differences may exist between tables and previously issued presentations.

Liquidity and Capital Resources
As of October 4, 2014, the Company had $88 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 3:00 p.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 21238432. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its current network of 49 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, our outlook on the housing industry, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 4, 2014	Three Months Ended September 28, 2013	Nine Months Ended October 4, 2014	Nine Months Ended September 28, 2013
Net sales	$549,845	$557,952	$1,525,283	$1,665,697
Cost of sales	485,265	495,460	1,345,994	1,491,563
Gross profit	64,580	62,492	179,289	174,134
Operating expenses:
Selling, general, and administrative	56,136	57,255	158,006	185,184
Depreciation and amortization	2,403	2,144	7,176	6,547
Total operating expenses	58,539	59,399	165,182	191,731
Operating income (loss)	6,041	3,093	14,107	(17,597)
Non-operating expenses (income):
Interest expense	6,777	6,918	20,090	21,026
Other expense (income), net	193	17	313	252
Income (loss) before provision for (benefit from) income taxes	(929)	(3,842)	(6,296)	(38,875)
Provision for (benefit from) income taxes	(69)	(636)	(65)	(714)
Net income (loss)	$(860)	$(3,206)	$(6,231)	$(38,161)
Basic and diluted weighted average number of common shares outstanding	86,399	84,596	85,820	78,492
Basic and diluted net income (loss) per share applicable to common stock	$(0.01)	$(0.04)	$(0.07)	$(0.49)

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 4, 2014	January 4, 2014
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7,839	$5,034
Receivables, net	205,845	150,297
Inventories, net	264,920	223,580
Other current assets	25,087	22,814
Total current assets	503,691	401,725
Property, plant, and equipment:
Land and land improvements	41,095	41,176
Buildings	90,116	90,082
Machinery and equipment	77,230	73,004
Construction in progress	478	3,028
Property, plant, and equipment, at cost	208,919	207,290
Accumulated depreciation	(102,569)	(96,171)
Property, plant, and equipment, net	106,350	111,119
Non-current deferred income tax assets, net	824	824
Other non-current assets	16,560	14,821
Total assets	$627,425	$528,489
Liabilities:
Current liabilities:
Accounts payable	$105,307	$60,363
Bank overdrafts	19,573	19,377
Accrued compensation	6,872	4,173
Current maturities of long-term debt	71,717	9,141
Deferred income taxes, net	823	823
Other current liabilities	13,685	12,949
Total current liabilities	217,977	106,826
Non-current liabilities:
Long-term debt	382,514	387,238
Other non-current liabilities	37,608	40,323
Total liabilities	638,099	534,387
Stockholders’ deficit:
Common Stock	888	866
Additional paid-in capital	252,529	251,150
Accumulated other comprehensive income (loss)	(16,192)	(16,293)
Accumulated deficit	(247,899)	(241,621)
Total stockholders’ deficit	(10,674)	(5,898)
Total liabilities and stockholders’ deficit	$627,425	$528,489

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended October 4, 2014	Nine Months Ended September 28, 2013
Cash flows from operating activities:
Net income (loss)	$(6,231)	$(38,161)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	7,176	6,547
Amortization of debt issuance costs	2,483	2,396
Write-off of debt issuance costs	—	119
Gain from the sale of properties	(5,251)	(3,908)
Vacant property charges, net	—	1,398
Severance charges	1,877	4,703
Restructuring payments	(2,323)	(1,977)
Intraperiod income tax allocation related to the hourly pension plan	(224)	(840)
Pension expense	675	3,443
Share-based compensation expense, excluding restructuring related	3,316	2,866
Share-based compensation expense, restructuring related	—	2,711
Increase in restricted cash related to insurance and other	(667)	(2,028)
Increase in prepaid assets	(3,183)	(761)
Other	770	1,255
Change in net cash from other operating activities	(1,582)	(22,237)
Changes in primary working capital components:
Receivables	(55,548)	(50,462)
Inventories	(41,340)	(29,663)
Accounts payable	45,042	31,568
Net cash used in operating activities	(53,428)	(70,794)
Cash flows from investing activities:
Property, plant, and equipment investments	(1,816)	(4,005)
Proceeds from disposition of assets	7,240	8,073
Net cash provided by investing activities	5,424	4,068
Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	—	16
Repurchase of shares to satisfy employee tax withholdings	(957)	(2,867)
Repayments on the revolving credit facilities	(337,547)	(422,231)
Borrowings from the revolving credit facilities	404,020	490,264
Payments of principal on mortgage	(8,827)	(7,554)
Payments on capital lease obligations	(1,732)	(1,152)
Increase (decrease) in bank overdrafts	195	(14,921)
Decrease in restricted cash related to the mortgage	(4,044)	(8,970)
Debt issuance costs	(201)	(2,893)
Proceeds from (payments on) stock offering, less expenses paid	(98)	38,715
Net cash provided by financing activities	50,809	68,407
Increase in cash	2,805	1,681
Balance, beginning of period	5,034	5,188
Balance, end of period	$7,839	$6,869

BLUELINX HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Fiscal Q3 2014	Fiscal Q3 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
GAAP net income (loss)	$(860)	$(3,206)	$(6,231)	$(38,161)
Adjustments:
Depreciation and amortization	2,403	2,144	7,176	6,547
Interest expense	6,777	6,918	20,090	21,026
Provision for (benefit from) income taxes	(69)	(636)	(65)	(714)
Loss from closed distribution centers	—	1,898	—	3,689
Gain from the sale of properties	—	(3,679)	(5,251)	(3,908)
Share-based compensation expense, excluding restructuring	444	985	1,771	2,923
Restructuring, severance, debt fees, and other	2,412	2,758	5,234	10,956
Adjusted EBITDA same center	11,107	7,182	22,724	2,358

BLUELINX HOLDINGS INC.
COMPARABLE SAME CENTER SCHEDULE
(In thousands)
(unaudited)

	Fiscal Q3 2014	Fiscal Q3 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
Net sales	$549,845	$557,952	$1,525,283	$1,665,697
Less: closed centers	—	22,422	—	85,578
Same center net sales	549,845	535,530	1,525,283	1,580,119

Actual year-over-year percentage increase (decrease)	(1.5)%		(8.4)%
Same center year-over-year percentage increase (decrease)	2.7%		(3.5)%

Gross profit	$64,580	$62,492	$179,289	$174,134
Less: closed centers	—	859	—	7,294
Same center gross profit	64,580	61,633	179,289	166,840

Total operating expenses	$58,539	$59,399	$165,182	$191,731
Less: closed centers	—	2,757	—	10,983
Same center operating expenses	58,539	56,642	165,182	180,748

Operating income (loss)	$6,041	$3,093	$14,107	$(17,597)
Add back loss from closed centers	—	1,898	—	3,689
Same center operating income (loss)	$6,041	$4,991	$14,107	$(13,908)